UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 30, 2008
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)
625 E. Kaliste Saloom Road
Lafayette, Louisiana		70508

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          Merger Agreement
          On April 30, 2008, Stone Energy Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Stone Energy Offshore, L.L.C., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Bois d’Arc Energy, Inc., a Nevada corporation (“Bois d’Arc”), under which the Company has agreed to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share, of Bois d’Arc (“BDE Common Stock”).  Pursuant to the terms of the Merger Agreement, which was approved by the Boards of Directors of both the Company and Bois d’Arc, Bois d’Arc will merge with and into Merger Sub with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).
          Under the terms of the Merger Agreement, the total consideration for the Merger is fixed.  In the Merger, each issued and outstanding share of BDE Common Stock will be converted into the right to receive (i) 0.165 shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), and (ii) $13.65 per share in cash, without interest.  The Merger is structured to qualify as a reorganization for U.S. federal income tax purposes, such that each Bois d’Arc stockholder generally should be subject to U.S. federal income tax only on the cash it receives in the Merger. The Company expects to finance the cash portion of the merger consideration in part through borrowings of approximately $500 million to $600 million under its credit facility and has received a commitment from Bank of America, N.A. to amend and restate its credit facility in order to increase the borrowing base thereunder to $700 million.
          The Merger Agreement contains customary representations and warranties and covenants by each of the parties.  Among other things, during the period between the execution of the Merger Agreement and the consummation of the Merger, the parties have agreed (i) to conduct their respective businesses in the ordinary course and not to engage in certain types of activities and transactions, subject to certain exceptions, and (ii) not to solicit alternative transactions or enter into discussions concerning, or provide information in connection with, alternative transactions.
          Completion of the Merger is conditioned upon: (1) approval by the stockholders of the Company of the issuance of additional shares of Company Common Stock and the adoption of the Merger Agreement by the stockholders of Bois d’Arc, (2) applicable regulatory approvals, including the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the effectiveness of a registration statement on Form S-4 relating to the Company Common Stock to be issued in the Merger and the approval of the listing of such shares on the New York Stock Exchange, (4) the absence of legal impediments prohibiting the transactions, and (5) other customary closing conditions.
          The Merger Agreement contains certain termination rights, including, among others, if the Merger is not completed by December 31, 2008, for both the Company and Bois d’Arc.   In the event of a termination of the Merger Agreement under certain circumstances, the Company may be required to pay Bois d’Arc a termination fee of $55 million, or Bois d’Arc may be required to pay the Company a termination fee of $55 million.   Both the Company and Bois d’Arc will bear the cost of their own expenses in connection with the Merger and related transactions.
          The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report as Exhibit 2.1 and incorporated herein by reference.  The Merger Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Bois d’Arc. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are as of specified dates and were made only for purposes of such Merger Agreement, are solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed between the parties, including being qualified by information contained in disclosure letters exchanged by the parties in connection with the execution of the Merger Agreement that may modify and create exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Bois d’Arc, rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or Bois d’Arc.

          Stockholder Agreements
          Concurrently with the execution of the Merger Agreement on April 30, 2008, the Company entered into Stockholder Agreements (“Stockholder Agreements”) with each of Comstock Resources, Inc. (“Comstock”), Wayne and Gayle Laufer and Gary Blackie.  As of such date, Comstock, Mr. and Mrs. Laufer and Mr. Blackie beneficially owned an aggregate of approximately 67.0% of the total issued and outstanding shares of BDE Common Stock.  During the term of the Stockholder Agreements, Comstock, Mr. and Mrs. Laufer and Mr. Blackie have each agreed to vote their shares of BDE Common Stock in favor of the Merger and the approval and adoption of the Merger Agreement and against any transaction that would impede or delay the Merger, and have granted the Company a proxy to vote their shares at any meeting of the stockholders of Bois d’Arc convened to consider such matters.
          In addition, in its Stockholder Agreement, Comstock agreed to a one-year lock-up with respect to the shares of Company Common Stock that it will own upon completion of the merger, which is expected to be about 13% of the total outstanding Company Common Stock. Comstock also agreed to certain restrictions on transfer of the shares of Company Common Stock that it will receive in the Merger during the period beginning upon the expiration of the one-year lock-up and the earlier of three years after the effective date of the Merger and such time as Comstock owns less than 5% of the outstanding Company Common Stock. In addition, for the period beginning upon the effective date of the Merger until the earlier of three years after the effective date of the Merger and such time as Comstock owns less than 5% of the outstanding Company Common Stock, Comstock agreed not to acquire any additional shares of Company Common Stock or to enter into extraordinary transactions with the Company or seek to influence the management or control of the Company. As consideration for Comstock’s agreement to these restrictions, the Company agreed to give Comstock certain registration rights for its shares of Company Common Stock, pursuant to which (i) Comstock may elect to participate in any underwritten offering conducted by Stone during the one-year lock-up period, subject to customary cut-back by the underwriters, and (ii) the Company agreed to use its commercially reasonable efforts to cause a registration statement for the resale from time to time by Comstock of its shares of Company Common Stock to become effective as of the expiration of the one-year lock-up period and to be continuously effective thereafter, subject to customary suspension rights, until the earlier of the time that Comstock has sold all of its shares of Company Common Stock, the time that Comstock is able to sell its shares of Company Common Stock without restriction under Rule 144(b)(i) and the date that is three years following the effective date of the Merger.
          The Stockholder Agreements will terminate on the first to occur of the effective time of the Merger and the date that the Merger Agreement terminates on its terms. The lock-up, and registration rights and other restrictions contained in the Comstock Stockholder Agreement described in the preceding paragraph will remain in effect after the effective date of the Merger for the periods described in the preceding paragraph.
          The foregoing description of the Stockholder Agreements is qualified in its entirety be reference to the full text of the Stockholder Agreements, which are attached to this Current Report as Exhibits 2.2, 2.3 and 2.4 and incorporated by reference.
          Amendment No. 4 to Rights Agreement
          In connection with the entry into the Merger Agreement and the Stockholder Agreements, the Company’s Board of Directors has approved Amendment No. 4 to Rights Agreement, which amends the Company’s Rights Agreement, dated as of October 15, 1998, as amended by Amendment No. 1 thereto, dated as of October 28, 2000, Amendment No. 2 thereto dated as of April 23, 2006, and Amendment No. 3, dated as of June 22, 2006, (as amended, the “Rights Agreement”), between the Company and Mellon Investor Services LLC (the “Rights Agent”) in order to, among other things, (a) provide that as a result of the execution of the Merger Agreement and the Stockholder Agreements or the consummation of the transactions contemplated thereby, neither the Rights (as defined in the Rights Agreement) will become exercisable nor will any operative provision of the Rights Agreement apply to the Stockholders who entered into the Stockholder Agreements or any of their respective Affiliates or Associates (as defined in the Rights Agreement); (b) amend the definition of “Acquiring Person” in Section 1 of the Rights Agreement to provide that neither the Stockholders who entered into the Stockholder Agreements nor any of their Affiliates or Associates (as defined in the Rights Agreement) shall be deemed to be an Acquiring Person as a result of the announcement or execution of the Merger Agreement or the Stockholder Agreements, the acquisition of Common Shares (as defined in the Rights Agreement) of the Company, or the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the Stockholder Agreements; and (c) amend Section 3(a) of the Rights Agreement to provide that none of the announcement or execution of the Merger Agreement and the Stockholder Agreements, the acquisition of the Common Shares of the Company pursuant to the Merger, or the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the Stockholder Agreements, shall constitute a Distribution Date (as defined in the Rights Agreement) or a Shares Acquisition Date (as defined in the Rights Agreement).
               The foregoing description of Amendment No. 4 to Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of Amendment No. 4 to Rights Agreement, which is filed as Exhibit 4.1 hereto.
          Participation Agreement
          Concurrently with the execution of the Merger Agreement on April 30, 2008, the Company entered into a Participation Agreement (the “Participation Agreement”) with Gary Blackie, William Holman and Gregory Martin (the “Principals”). Pursuant to the Participation Agreement, the Principals have agreed to develop oil and gas prospects exclusively for the Company through a new entity to be formed by the Principals (“Newco”).
          With respect to each prospect located in an exploration region covering specified Outer Continental Shelf blocks and the Louisiana state coastal waters contiguous thereto (the “Exploration Region”) in which the Company elects to participate, the Company will assign to Newco a 2.5% of 8/8ths overriding royalty interest in such prospect; however, upon payout of an individual prospect, the amount of such overriding royalty interest will be increased to a 4% of 8/8ths overriding royalty interest. With respect to each prospect located outside the Exploration Region in which the Company elects to participate, the Company will assign to Newco a 2% of 8/8ths overriding royalty interest in such prospect. All overriding royalty interests assigned to Newco by the Company are subject to a proportional reduction based on the actual participation interests in any well. The participation interest of the Company and Newco are each 50%; however, Newco is obligated to offer to the Company the right to acquire up to an additional one-half of Newco’s participation interest in a prospect in which the Company elects to participate on terms no less favorable to Newco than Newco offers to or accepts from a third party.
          Under the Participation Agreement, the Company has agreed to advance to Newco up to $3,000,000 for the purpose of enabling Newco to acquire seismic data covering all or any part of the Exploration Region; however, depending on the number of prospects accepted by the Company under the Participation Agreement, the Company may receive a return of up to $1,500,000 of these seismic data costs. The Company has also agreed to pay up to one half of Newco’s general and administrative expenses actually incurred by Newco, in an amount not to exceed $135,000 per month. The Company and Newco have agreed to pay their respective share of all leasehold acquisition costs relating to any prospect.
          The Participation Agreement commences on the effective time of the Merger, and, unless extended or otherwise terminated in accordance with the Participation Agreement, continues until December 31, 2011.
          The foregoing description of the Participation Agreement is qualified in its entirety be reference to the full text of the Participation Agreement, which is attached to this Current Report as Exhibit 2.5 and incorporated by reference.
Item 7.01. Regulation FD Disclosure.
     On April 30, 2008, the Company issued a press release announcing that it entered into the Merger Agreement.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
2.1	Agreement and Plan of Merger, by and among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and Bois d’Arc Energy, Inc., dated as of April 30, 2008. (1)

2.2	Stockholder Agreement, by and among Stone Energy Corporation and Comstock Resources, Inc., dated as of April 30, 2008.

2.3	Stockholder Agreement, by and among Stone Energy Corporation and Wayne and Gayle Laufer, dated as of April 30, 2008.
2.4	Stockholder Agreement, by and among Stone Energy Corporation and Gary Blackie, dated as of April 30, 2008.

2.5	Participation Agreement, among Stone Energy Corporation, Gary W. Blackie, William E. Holman, and Gregory T. Martin, dated as of April 30, 2008.

4.1	Amendment No. 4 to Rights Agreement between Stone Energy Corporation and Mellon Investor Services LLC, as rights agent, dated as of April 30, 2008.

99.1	Stone Energy Corporation press release dated April 30, 2008 entitled “Stone Energy Corporation Announces Acquisition of Bois d’Arc Energy, Inc.”
          (1) Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
          In connection with the proposed acquisition, the Company and Bois d’Arc will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission. Investors and security holders are urged to read carefully the definitive joint proxy statement/prospectus when it becomes available because it will contain important information regarding the Company, Bois d’Arc and the Company’s acquisition of Bois d’Arc. A definitive joint proxy statement/prospectus will be sent to security holders of the Company and Bois d’Arc seeking their approval of the acquisition. Investors and security holders may obtain a free copy of the definitive joint proxy.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: May 6, 2008	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, by and among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and Bois d’Arc Energy, Inc., dated as of April 30, 2008.

2.2	Stockholder Agreement, by and among Stone Energy Corporation and Comstock Resources, Inc., dated as of April 30, 2008.

2.3	Stockholder Agreement, by and among Stone Energy Corporation and Wayne and Gayle Laufer, dated as of April 30, 2008.

2.4	Stockholder Agreement, by and among Stone Energy Corporation and Gary Blackie, dated as of April 30, 2008.

2.5	Participation Agreement, among Stone Energy Corporation, Gary W. Blackie, William E. Holman, and Gregory T. Martin, dated as of April 30, 2008.

4.1	Amendment No. 4 to Rights Agreement between Stone Energy Corporation and Mellon Investor Services LLC, as rights agent, dated as of April 30, 2008.

99.1	Stone Energy Corporation press release dated April 30, 2008 entitled “Stone Energy Corporation Announces Acquisition of Bois d’Arc Energy, Inc.”